EXHIBIT 3.4



                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION


[STATE SEAL OMITTED]           MINNESOTA SECRETARY OF STATE
                          AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.


CORPORATE NAME:  (List the name of the company prior to any desired name change)

                              Modern Controls, Inc.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
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The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 2
                                   ---

                                 ARTICLE    II
                                         --------

Article II is amended in its entirety to read as set forth in Exhibit A attached hereto.




This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                 -----------------------------------------------

                                       (Signature of Authorized Person)



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                                                                       EXHIBIT A



                                   ARTICLE II.
                             SHARES AND SHAREHOLDERS

                  The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000) shares, consisting of Twenty-Two Million (22,000,000) shares of common stock, $0.10 par value per share (the "Common Stock"), and Three Million (3,000,000) shares undesignated as to series (the "Undesignated Stock"). The Board of Directors is authorized to establish, from the authorized shares of Undesignated Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Undesignated Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Undesignated Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Undesignated Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes; no shareholder of the Corporation shall have any preemptive rights; and no shareholder shall be entitled to any cumulative voting rights. Each holder of Common Stock shall be entitled to one vote for each share held.